Exhibit 99.1

RXR Acquisition Corp. Announces Closing of Over-Allotment Option in Connection with its Initial Public Offering

Uniondale, NY, March 16, 2021 (GLOBE NEWSWIRE) -- RXR Acquisition Corp. (the “Company”) today announced the closing of the issuance of an additional 4,500,000 units pursuant to the full exercise of the underwriters' over-allotment option in connection with the Company's initial public offering. The additional units were sold at the initial offering price of $10.00 per unit, resulting in additional gross proceeds of $45,000,000 and bringing the total gross proceeds of the initial public offering to $345,000,000.

The Company’s units began trading on The Nasdaq Capital Market (“Nasdaq”) under the ticker symbol “RXRA.U” on March 4, 2021. Each unit consists of one share of the Company’s Class A common stock and one-fifth of one redeemable warrant of the Company. Each whole warrant is exercisable to purchase one share of the Company’s Class A common stock at a price of $11.50 per share. Only whole warrants are exercisable. Once the securities comprising the units begin separate trading, the Class A common stock and warrants are expected to be listed on Nasdaq under the symbols “RXRA” and “RXRA.WS,” respectively.

Goldman Sachs & Co. LLC and BofA Securities, Inc. acted as joint-book running managers for the offering.

Of the proceeds received from the consummation of the offering (as well as the exercise of the option to purchase additional units) and a simultaneous private placement of warrants, $345,000,000 (or $10.00 per unit sold in the offering) was placed in trust. An audited balance sheet of the Company as of March 8, 2021 reflecting the receipt of the proceeds upon consummation of the initial public offering and the private placement (but not including the closing of the additional units described herein) was included as an exhibit to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the "SEC") on March 12, 2021.

The public offering is being made only by means of a prospectus. When available, copies of the prospectus relating to the offering may be obtained by contacting Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, or by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com; or BofA Securities, Attention: Prospectus Department, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001, by telephone at 1-800-294-1322 or by email at dg.prospectus_requests@bofa.com.

Registration statements relating to the securities were declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on March 3, 2021.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About RXR Acquisition Corp.

RXR Acquisition Corp. is a special purpose acquisition company formed by RXR Realty LLC, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it expects to focus its search for a target business combination that operates at the intersection of real estate and technology, also known as “PropTech,” including immediately adjacent ecosystems to real estate such as logistics, modern mobility, financial services and technologies that address problems or inefficiencies associated with urbanization, also known as “Urban Tech.”

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated use of the net proceeds thereof. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact Information

Michael Maturo
Chief Financial Officer
(516) 506-6797